Exhibit 10.1

LOAN AGREEMENT

By and Among

Fifth Third Bank, an Ohio banking corporation,
Lender,

And
Innovative Food Holdings, Inc., a Florida corporation

_______________________________________________________

Dated Effective February 26, 2013

________________________________

LOAN AGREEMENT

THIS LOAN AGREEMENT is made and entered into effective February 26, 2013 by and among Fifth Third Bank, an Ohio banking corporation (“Lender”) and Innovative Food Holdings, Inc., a Florida corporation (herein “Borrower”).

BACKGROUND

WHEREAS, Borrower has requested Lender to create a credit facility for Borrower’s benefit consisting of a term facility in the amount of Five Hundred Forty Six Thousand and 00/100 ($546,000.00) Dollars for the purpose of acquiring the Real Estate Security (as herein defined); and

WHEREAS, Lender has agreed to create the credit facility for Borrower, conditioned upon compliance with terms and conditions acceptable to Lender; and

WHEREAS, the parties desire to set forth the mutually agreed upon terms and conditions for creation of the credit facility.

NOW THEREFORE, in consideration of the premises and the mutual agreements, covenants and conditions herein, Borrower and Lender agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1  Recitals.  The foregoing recitals are incorporated into this Agreement and made a part hereof.

SECTION 1.2  Defined Terms.  Unless the context of a particular Loan Document otherwise provides, the terms in quotes used in the foregoing preamble and the following terms shall have the respective meanings ascribed to them for all purposes in the Loan Documents:

“Affiliate” shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with any Person.  A Person shall be deemed to control an entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this loan agreement, as the same may hereafter be further amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof.

“Article Nine” shall mean Chapter 679, the Uniform Commercial Code of the Florida Statutes, as amended from time to time.

“Authorized Officer” means that Person or Persons designated under a resolution of the Governing Body of Borrower to execute documents on behalf of Borrower.

“Business Day” means a day that is not a Saturday, a Sunday, or a day on which Lender is closed pursuant to authorization or requirement of law.

Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

“Certified Public Accountant” shall mean a certified public accountant holding a valid and current licensed acceptable to reasonable Lender.

“Closing” shall mean the execution and delivery to Lender of this Agreement together with all related Loan Documents, including, but not limited to, each Note, Security Instruments and compliance documents executed coincidental to a Loan.

“Closing Costs” shall mean all documentary stamp taxes on the mortgage, intangible taxes, survey costs, appraisal costs, environmental assessment costs, Loan Fees, recording charges, mortgagee title insurance costs, Lender’s attorney fees and other costs related to a Loan.

“Closing Date” shall mean the effective date of this Agreement.

“Collateral” shall mean the Real Estate Security, Personal Property, any Proceeds thereof.

“Collateral Assignment of Rents” shall mean the agreement pledging the income and rents and profits from the Real Estate Security.

“Contractual Obligation” as to any Person shall mean any undertaking by such Person represented by any agreement, to which such Person is a party or by which it or any of its property is bound.

“Costs” shall mean all costs, expenses, losses and damages sustained or incurred by Lender in connection with, because of, or as a result of any default or any one or more Events of Default of Borrower under the Loan Documents or any of them, or in realizing upon, protecting, perfecting, defending or enforcing, or any combination thereof, the rights and remedies of Lender under the Loan Documents, or any of them, including, without limitation, recording charges, documentary stamp taxes, intangible taxes, all expert fees and all attorney's fees and costs, including paralegal fees in all legal proceedings, including administrative, trial, appellate, probate, bankruptcy or any other legal or administrative proceeding, regardless of whether suit is brought.

“Debt” shall mean as to any Person (i) all obligations of borrowed money, (ii) obligations evidenced by bonds, debentures, note or similar instruments, or upon which interest payments are customarily made, (iii) all obligations under conditional sale or other title retention agreements relating to property purchased by that Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations, including, without limitation, any items, issued or assumed as the deferred purchase price of property or services purchased (excluding trade debt incurred in the ordinary course of business falling due within the next succeeding 3 months) which would appear as liabilities on a balance sheet, (v) all obligations under take-or-pay or similar agreements or under commodities agreements, (vi) all Debt of others secured by (or for which the holder of such debt has an existing right, contingent or otherwise, to be secured by), any lien on, or payable out of the proceeds of production from, property owned or acquired by that Person, whether or not the obligations secured thereby have been assumed, (vii) all guaranty and other contingent or indirect obligations, (viii) the principal portion of all obligations under Capital Leases other than operating leases, (ix) all matured obligations in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, (x) all outstanding and unreimbursed drafts under all letters of credit issued or banker's acceptance facilities created for the benefit of and at the request of such Person (to the extent unreimbursed), (xi) all preferred stock or other equity interests issued and required by the terms thereof to be redeemed, for which mandatory sinking fund payments are due, by a fixed date, and (xii) other off balance sheet financing arrangements including, without limitation, synthetic leases, which, for purposes of this Agreement, shall not include operating leases.

Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default Rate” shall mean the interest charged on the Indebtedness under the Loan Documents after the occurrence of an Event of Default and the expiration of any applicable notice and cure periods.  The Default Rate shall be the lesser of: (i) the highest rate allowed by law; or (ii) eighteen percent (18.0%) per annum, whichever is less.

“Due Date” shall mean the date any payment of principal or interest is due and payable on any Note or other Indebtedness.

“EBITDA” means earnings before interest, taxes, depreciation, and amortization.

“Environmental Laws” shall mean any federal, state or local law, statute, ordinance or Regulation pertaining to health, industrial hygiene or the environmental conditions on, under or about any real estate owned, leased or occupied by Borrower, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980 (“CERCLA”) as amended 42 U.S.C. Section 9601 et seq., Resource Conservation and Recovery Act of 1976 (“RCRA”), 42U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., Clean Water Act 33 U.S.C. Section 1251 et seq and Chapter 403 of the Florida Statutes.

“Equitable Owner” means any Person having an Equitable Ownership in Borrower.

“Equitable Ownership” shall mean the ownership of voting interest and/or equity interest in a non-natural Person which shall be represented by shares of stock, certificates of membership, certificates of partnership, partnership interests, or other indicia of ownership.

“ERISA” means the Employee Retirement Income Security Act of 1974, 29 USC §1001 et. seq.

“Event of Default” means any of the events specified in Article VII hereof.

“Financial Statement” shall mean the financial statements of Borrower described in Section 4.6.

“Fixed Charge Coverage Ratio” means the ratio of (a) Borrower’s consolidated EBITDA plus rent and operating lease payments, less cash taxes paid, distributions, dividends and capital expenditures (other than Capital Expenditures financed with the proceeds of purchase money Indebtedness or Capital Leases to the extent permitted hereunder) and other extraordinary items for the twelve month period then ending to (b) the consolidated sum of (i) Borrower’s interest expense, and (ii) all principal payments with respect to Indebtedness that were paid or were due and payable by all of Borrower’s consolidated entities during the period plus rent and operating lease expense incurred in the same such period.

Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

“GAAP” means generally accepted accounting principles, set forth in Opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants or which have other substantial authoritative support, as in effect from, time to time.

“Gap Exception” shall mean shall mean those matters to be completed under Schedule B-I of the Title Commitment and any adverse matters or defects in title which are recorded during the period of time between the effective date of the Title Commitment and the date of recording of the Mortgage.

“Governing Body” shall mean as to any:

A.  corporation, its Board of Directors, or if authority to govern the corporation is reserved to the shareholders as provided, by law, its shareholders;

B.  general partnership, its partners;

C.  limited partnership, its general partners; and

D.  limited liability company, its managers if it is a manager managed company, or its members if it is a member managed company.

“Governmental Authority” shall mean any national, state, local or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

“Governmental Regulation” shall mean any law, statute, ordinance, rule or regulation issued by or enacted by a Governmental Authority.

“Hazardous Substances or Hazardous Materials” shall mean any flammable materials (excluding wood products normally used in construction), explosives, radioactive materials, hazardous wastes, toxic substances, or related materials, including, without limitation, any substances defined as or included in the definitions of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “special wastes,” “solid wastes,” or “toxic substances” under any applicable federal, state, county, regional, or local laws, ordinances, regulations, or guidelines.

“Interest Rate Determination Date” means the 1st day of each calendar month.

“Interest Period” shall mean a period of one (1) month, provided, that (x) the initial Interest Period may be less than one month, depending on the initial funding date, and (y) no Interest Period shall extend beyond the Maturity Date.  At any time during which a Rate Management Agreement is then in effect with respect to a Loan, any provisions contained in the Note related to such Loan which round up the interest rate to the nearest 1/8th of one percent shall be disregarded and no longer of any force and effect, notwithstanding anything to the contrary contained in the Note.

“Interest Rate Change Date” shall mean 1st day of each one (1) month period; provided, however, that if any such day is not a Business Day, at Lender’s option, the applicable Interest Rate Change Date shall be the next succeeding Business Day.

Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

“Indebtedness” shall mean any and all debts, obligations, any and all Rate Management Obligations and liabilities of Borrower to Lender, arising out of or related to the Loan Documents or otherwise, whether principal, interest, fees, or otherwise, whether now existing or hereafter arising, whether voluntary or involuntary, whether jointly owed with others, whether direct or indirect, absolute or contingent, contractual or tortuous, liquidated or unliquidated, arising by operation of law or otherwise, whether or not from time to time decreased or extinguished and later increased, created or incurred and whether or not renewed, extended, modified, rearranged, restructured, refinanced, or replaced, including without limitation, modifications to interest rates or other payment terms of such debts, obligations or liabilities.

“LIBOR Rate” means rate per annum effective on any Interest Rate Determination Date, which is equal to the quotient of: (a) the rate per annum equal to the offered rate for deposits in U.S. dollars for a one (1) month period, which rate appears on that page of Bloomberg reporting service, or such similar service as determined by Lender, that displays British Bankers' Association interest settlement rates for deposits in U.S. Dollars, as of 11:00 a.m. (London, England time) two (2) business days prior to the Interest Rate Determination Date; provided, that if no such offered rate appears on such page, the rate used for such Interest Period will be the per annum rate of interest determined by Lender to be the rate at which U.S. dollar deposits for the Interest Period are offered to Lender in the London Inter-Bank Market as of 11:00 a.m. (London, England time), on the day that is two (2) business days prior to the Interest Rate Determination Date, divided by (ii) the percentage equal to 1.00 minus the maximum reserve percentages (including any emergency, supplemental, special or other marginal reserves) expressed as a decimal in effect on any day to which Lender is subject with respect to any LIBOR loan pursuant to regulations issued by the Board of Governors of the Federal Reserve System with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities" under Regulation D).  This percentage will be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Loan 1” shall mean the Loan established pursuant to Section 2.1. A.

“Loans” shall mean Loan 1, and each other loan governed by this Agreement.  The term “Loan” may refer to any of the Loans, individually.

“Loan Documents” shall mean this Agreement, each Note, any and all Rate Management Agreements, the Security Instruments, and all the other documents, agreements, certificates, schedules, statements and opinions, however described, referenced herein or executed or delivered pursuant hereto or in connection with or arising with a Loan or the transactions contemplated by this Agreement.

“Loan Fees” shall mean those fees set forth in Section 2.3.

“Maturity Date” means, as to Loan 1, February28, 2018.

“Mortgage” shall mean that certain real estate mortgage of even date encumbering the Real Estate Security.

“Note 1” shall mean the Five Hundred Forty Six Thousand and 00/100 ($546,000.00) Dollar note dated the Closing Date.

“Notes” shall mean Note 1, and each other note executed and delivered pursuant to this Agreement.  The term “Note” may refer to any of the Notes, individually.

Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

“Operating Documents” shall mean as to any:

A.  corporation, its articles of incorporation and by-laws;

B.  general partnership, its partnership agreement;

C.  limited partnership, its partnership agreement; and

D.  limited liability company, its articles of organization and operating agreement.

“Permitted Encumbrances” means and includes:

A.  liens for taxes, assessments or similar governmental charges not in default or being contested in good faith (with all foreclosure or execution proceedings thereon effectively stayed);

B.  the liens and security interests in favor of the Lender created under the Loan Documents;

C.  other liens in favor of Lender; and

D.  those matters reflected in Schedule B II of the Title Commitment approved by Lender.

“Person” means any corporation, business entity, natural person, firm, joint venture, limited liability company, partnership, trust, unincorporated organization, association, government, or any department or agency of any government, and shall include the singular and the plural.

“Personal Property” shall mean:

A.  All fixtures of every nature whatsoever affixed to the Real Estate Security now or hereafter owned by Debtor used or intended to be used in connection with or with the operation of the Real Estate Security, including all extensions, additions, improvements, betterments, renewals, substitutions, and replacements to any of the foregoing;

B.  All of Debtor’s right, title interest and privileges arising under all contracts, permits and licenses entered into or obtained in connection with the operation of the Real Estate Security, including by way of example and not in limitation:  all variances, licenses and franchises granted by municipal, county, state and federal Governmental Authorities, or any of their respective agencies;

C.  All judgments, awards of damages and settlements hereafter made resulting from condemnation proceeds or the taking of any of the Real Estate Security or any portion thereof under the power of eminent domain or the threat of exercise thereof; any proceeds of any and all policies of insurance maintained with respect to the Real Estate Security, or proceeds of any sale, option or contract to sell the Real Estate Security or any portion thereof.

Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

E.  All Proceeds of the foregoing

“Potential Default” shall mean an event that but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

“Principal Place of Business” shall mean the address for Borrower set forth in Section 9.3.

“Rate Management Agreement” means any agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates, forward rates, or equity prices, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and any agreement pertaining to equity derivative transactions (e.g., equity or equity index swaps, options, caps, floors, collars and forwards), including without limitation any ISDA Master Agreement between Borrower and Lender or any affiliate of Fifth Third Bancorp, and any schedules, confirmations and documents and other confirming evidence between the parties confirming transactions thereunder, all whether now existing or hereafter arising, and in each case as amended, modified or supplemented from time to time.

“Rate Management Obligations” means any and all obligations of Borrower to Lender or any affiliate of Fifth Third Bancorp, whether absolute, contingent or otherwise and howsoever and whensoever (whether now or hereafter) created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefore), under or in connection with (i) any and all Rate Management Agreements, and (ii) any and all cancellations, buy-backs, reversals, terminations or assignments of any Rate Management Agreement.

“Real Estate Security” means the real estate described on Exhibit A.

“Requirements of Law” shall mean as to any Person, the Operating Documents of such Person, and any law, treaty, rule, or regulation, or a final and binding determination of an arbitrator or a determination of a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Security Agreement” shall mean the security agreement dated the Closing Date providing for Borrower’s pledge of the Personal Property to secure the Indebtedness.

“Security Instruments” shall mean the Mortgage, Collateral Assignment of Rents, Security Agreement, all Uniform Commercial Code filing statements associated therewith (each hereinafter called a “Filing Statement”), and any and all other documents evidencing a pledge of assets to secure the Indebtedness.

“Statement Date” shall mean the date of the Financial Statements.

“Subsidiary” shall mean any non-natural Person, more than fifty percent (50%) of the voting control of which is owned or controlled, directly or indirectly, by Borrower.

“Title Agent” shall mean Stetler & Skrivan, PL, as agent for the Title Underwriter.

“Title Commitment” shall mean the mortgagee title insurance commitment designated as file “INNOVATIVE” written on the Title Underwriter.

Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

“Title Policy” shall mean the mortgagee title policy issued pursuant to and in compliance with the Title Commitment.

“Title Underwriter” shall mean First American Title Insurance Company.

“UCC” shall mean the Florida Uniform Commercial Code, Chapters 671 to 680, inclusive, as amended from time to time.

SECTION 1.3  Accounting Terms and Special Calculations.  All accounting terms used herein shall be construed in accordance with GAAP.

SECTION 1.4  Other Definitional Provisions.  All of the terms defined in this Agreement shall have such defined meanings when used in all the Loan Documents unless the context shall otherwise require.  All terms defined or used in this Agreement in the singular shall have comparable meanings when used in the plural, and vice versa.  Terms defined in, or by reference to, the UCC, including Article Nine, to the extent not otherwise defined herein shall have the respective meanings given to them in the UCC, including Article Nine, with the exception of the word “document,” unless the context clearly requires such meaning.  The words “hereby”, “hereto”, “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The use of “to”, “until”, “on”, and words of similar import in this Agreement, in indicating expiration, shall be interpreted to include the date mentioned.  The neuter genders as used herein and whenever used shall include the masculine, feminine and neuter as well.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party unless the context shall expressly provide otherwise.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.5  Interest Calculations.

A.  Interest on Loan 1 shall, until an Event of Default or maturity, accrue interest at the LIBOR Rate plus 3.0%.

B.  Any interest due on the Indebtedness under the provisions of this Agreement shall be calculated on the outstanding principal balance for the actual number of days which have elapsed in an interest period, on the basis of 360/365actual days and shall accrue from the date any advance is made pursuant to any Note or this Agreement or any other Loan Document.  The interest due on any date for payment of interest hereunder shall be that interest, to the extent accrued, as of midnight on the last calendar day immediately prior to the interest payment date.

C.  Notwithstanding anything herein or in any Loan Document to the contrary, the sum of all interest and all other amounts deemed interest under Florida or other applicable law which may be collected by Lender hereunder shall never exceed the maximum lawful interest rate permitted by such law from time to time. Lender and Borrower intend and agree that under no circumstances shall Borrower be required to pay interest on any Loan or on any other Indebtedness at a rate in excess of the maximum interest rate permitted by applicable law from time to time, and in the event any such interest is received or charged by Lender in excess of that rate, Borrower shall be entitled to an immediate refund of any such excess interest by a credit to and payment toward the unpaid balance of the Indebtedness (such credit to be considered to have been made at the time of the payment of the excess interest) with any excess interest not so credited to be immediately paid to Borrower by Lender.

Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

ARTICLE II
AMOUNT AND TERMS OF THE LOANS

SECTION 2.1  Loans.

A.  Loan 1.  Lender agrees, upon the terms and conditions set forth in this Agreement, and in reliance upon the representations and warranties made under this Agreement to loan to Borrower, the amount of Five Hundred Forty Six Thousand and 00/100 ($546,000.00) Dollars.  At Closing, Lender shall disburse the entire Loan 1 proceeds to the Title Agent who shall disburse the proceeds in accordance with the Title Commitment and delete the Gap Exception from the Title Commitment at Closing.

B. Reserved for future use.

SECTION 2.2  Payments and Administration of the Loan.

A.  All payments made on account of the Indebtedness shall be made by Borrower, without setoff or counterclaim, in lawful money of the United States in immediately available funds, free and clear of and without deduction for any taxes, fees, or other charges of any nature whatsoever imposed by any taxing authority.  Any payments must be received by the Lender by 2:00 P.M. (herein the Close of Business), on the day of payment, it being expressly agreed and understood that if a payment is received after the Close of Business by Lender, such payment will be considered to have been made by Borrower on the next succeeding Business Day, and interest thereon shall be payable by Borrower at the applicable rate set forth herein during such extension.  All payments on account of the Indebtedness shall be made to Lender, to the extent of funds available, by auto debit of a designated account with Lender (herein a “Designated Account”).  If any payment required to be made by Borrower hereunder becomes due and payable on a day other than a Business Day, the Due Date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension.  All payments made in connection with the Loans shall be applied first to Costs, then to application on any scheduled payments of principal and/or interest then due, and if none, then to accrued interest to the date of payment, then to application of principal on the Loans in such order as Lender may determine.

B.  Borrower hereby authorizes Lender to automatically deduct from Borrower’s Designated Account the amount of the applicable Loan payment.  If the funds in the account are insufficient to cover any payment, Lender shall not be obligated to advance funds to cover the payment.  In the event Borrower terminates the automatic payment arrangements under this Agreement, the interest rate on all Notes shall increase by 2.0%.

SECTION 2.3  Fees and Costs.  A loan commitment fee of $2,730.00 for Loan 1 shall be due Lender at Closing in consideration of granting Loan 1.  Borrower shall further pay all expenses, taxes and fees incurred in connection with the documentation, underwriting and Closing of Loan 1 and this Agreement, including, but not limited to, Lender’s attorney's fees, recording fees, lien search fees, title insurance premiums, appraisal fees, survey costs, and other reasonable fees and expenses as may be required.

SECTION 2.4  Collateral

A.  To secure the payment, observance and performance of  Loan 1, Borrower shall grant Lender Security Interests in and upon the Collateral to achieve the following requirements:

Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

1.  A first priority perfected lien on the Real Estate Security and improvements thereon.  In connection with the execution and delivery of the Mortgage, Borrower will secure the delivery of a Title Commitment agreeing to insure that the Real Estate Security will be owned by Borrower free and clear of all liens and encumbrances other than the Permitted Encumbrances and proposing to insure the lien of the Mortgage as a first Mortgage lien in an amount not less than Five Hundred Forty Six Thousand and 00/100 ($546,000.00) Dollars.  The original Title Policy shall be delivered to Lender no later than 60 days following Closing of Loan 1.

2.  A first priority perfected security interest in Personal Property of Borrower.  In connection with the security interests pledged in the Personal Property, Borrower shall execute and deliver to Lender a Security Agreement and authorize the filing of such Financing Statements, as required by Lender, to be recorded in the Public Records of Lee County and with the Secured Transaction Registry for the State of Florida, as Lender deems appropriate.

B.  All the Collateral, shall secure payment of the Notes and all extensions and renewals thereof and all other Indebtedness, whether primary, secondary, direct, contingent, joint or several of Borrower to Lender now in existence, and shall also secure any and all such future notes and other loans as may be made at the option of Lender to Borrower as well as all obligations incurred by Borrower under any Rate Management Agreement or any other agreement between Borrower and Lender or any Lender affiliate now existing or hereafter entered into.

ARTICLE III
CONDITIONS OF LENDING

Lender’s obligation to make Loan 1 is expressly conditioned on compliance with the following conditions precedent:

SECTION 3.1 Opinion Letter.   Borrower shall secure an opinion of counsel for Borrower, which shall be reasonably acceptable to Lender and its counsel and shall contain at least the following opinions:

A.  Borrower is: (i) duly organized, validly existing and of active status under the laws of the State of Florida; (ii) has all requisite power and authority to own its properties and assets and to carry on its business as now conducted and proposed to be conducted; (iii) is duly qualified to do business and is in good standing in every jurisdiction in which the character of its properties or assets owned or the nature of its activities conducted makes such qualification necessary; and (iv) has the power and authority to execute and deliver, and to perform its obligations under the Loan Documents.

B.  Borrower has duly authorized the borrowing hereunder and the execution of the Loan Documents; and such action will not: (a) violate: (1) to the best of such counsel’s knowledge and after consultation with Borrower, any material provision of law applicable to Borrower, any Government Regulation applicable to Borrower, any order, writ, judgment, decree, determination or award of any court, arbitrator or Government Authority to which Borrower is subject; (2) the Operating Documents of Borrower; or (3) to the best of such counsel’s knowledge and after consultation with Borrower, any provision of any indenture, agreement or other instrument to which Borrower is a party or by which it or any of its properties or assets are bound; (b) to the best of such counsel’s knowledge and after consultation with Borrower, be in material conflict with, result in a material breach of or constitute (with due notice or lapse of time or both) a material default under any such indenture, agreement or other instrument; or (c) to the best of such counsel’s knowledge and after consultation with Borrower, result in the creation or imposition of any material lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Borrower other than the Permitted Encumbrances.

Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

C.  That Borrower has the unrestricted right and capacity to execute and deliver each of the Loan Documents and that to the best of such counsel’s knowledge and after consultation with Borrower, none has executed any documents of any kind, including any prior loan documents, which would prohibit the execution and delivery of the Loan Documents.

D.  The Loan Documents have been duly executed and delivered by Borrower and are the legal, binding, valid and enforceable obligations of Borrower in accordance with their respective terms, except as the enforcement of them may be limited by bankruptcy, insolvency, moratorium and other applicable debtor relief laws and such other qualifications as are acceptable to Lender.

SECTION 3.2 Entity Documents.   A certificate from the Florida Secretary of State, or other evidence satisfactory to Lender and its counsel, demonstrating that Borrower is in good standing under the laws of Florida, and a certificate duly executed by an Authorized Officer of Borrower:

A.  Stating that all filing fees are current;

B.  Stating that no proceeding for the dissolution or liquidation of Borrower is in effect;

C.  Containing a true and correct extract of a resolution which has been duly adopted by Borrower’s Governing Body and remains in full force and effect specifically authorizing Borrower to incur the Indebtedness and authorizing the Authorized Officer or Officers to execute and deliver documents on behalf of and to bind Borrower;

D.  Containing true and correct copies of Borrower’s Operating Documents.

SECTION 3.3 Insurance.   Borrower shall deliver the following policies of insurance:

A.  Public or general liability insurance in the minimum amount of $1,000,000.00 aggregate annual single limits.

B.  The insurance policies required under Section 5.7 of this Agreement.

C.  The Title Insurance required under Section 2.4.

D.  As to all the policies listed in paragraphs A and B, herein, Lender must be named as an additional insured as its interest shall appear, and Lender shall be entitled to receive thirty (30) days advance written notice of cancellation or material change of such policies.  Borrower shall furnish: (a) an original of the applicable policy; (b) a certified true copy of the applicable policy; or (c) a certificate evidencing the applicable policy, to Lender prior to Closing.  All insurance policies shall be maintained in good standing so long as any of the Indebtedness is outstanding.  All insurance companies furnishing the coverage must be acceptable to Lender, qualified to do business in the state of Florida and carry a A.M. Best’s Company insurance financial strength rating of not less than A.

Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

SECTION 3.4  No Default.  At Closing, Borrower shall be in compliance with all the terms and provisions set forth in the Loan Documents on its part to be observed or performed, and no Event of Default or Potential Default shall have occurred and be continuing at such time.

SECTION 3.5 Loan Documents.  Borrower shall have executed and delivered or caused to be executed and delivered to Lender, all the Loan Documents, in form and substance satisfactory to Lender and all of the Loan Documents shall be in full force and effect.

SECTION 3.6 Closing Costs and Additional Documentation.  All costs of Closing shall have been paid and Lender shall have received such other documentation as Lender may reasonably require.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants (which representations and warranties shall survive the execution and delivery of the Loan Documents) to Lender that:

SECTION 4.1  Organization, Powers, Etc.  Borrower:

A. is duly organized, validly existing and of active status under the laws of the State of Florida;

B.   has all requisite power and authority to own its properties and assets and to carry on its business as now conducted and proposed to be conducted;

C.  is duly qualified to do business and is in good standing in every jurisdiction in which the character of its properties or assets owned or the nature of its activities conducted makes such qualification necessary; and

D.  has the power and authority to execute and deliver, and to perform its obligations under the Loan Documents.

SECTION 4.2  Authorization for Loans.  The execution, delivery and performance of the Loan Documents by Borrower:

A.  has been duly authorized by all requisite Governing Body action; and

B.  will not: (i) violate (a) any material provision of law applicable to Borrower, any Government Regulation applicable to Borrower, any order, writ, judgment, decree, determination or award of any court, arbitrator or Government Authority to which Borrower is subject; (b) the Operating  Documents of Borrower; or (c) any provision of any indenture, agreement or other instrument to which Borrower is a party or by which it or any of its properties or assets are bound; (ii) be in material conflict with, result in a material breach of or constitute (with due notice or lapse of time or both) a material default under any such indenture, agreement or other instrument; or (iii) result in the creation or imposition of any material lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Borrower other than the Permitted Encumbrances.

SECTION 4.3  Binding Effect.  This Agreement is, and each Note, and the other Loan Documents when delivered hereunder will be, the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights.

Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

SECTION 4.4  Tax Payments.  All federal and state tax returns and reports of Borrower required to be filed have been filed, and all taxes, assessments, fees and other charges by any Government Authority upon Borrower, or upon Borrower's properties, assets, including the Collateral, and all incomes or franchises, which are due and payable in accordance with such returns and reports, have been paid, other than those presently: (a) payable without penalty or interest; or (b) contested in good faith and by appropriate and lawful proceedings prosecuted diligently.  The aggregate amount of the taxes, assessments, charges and levies so contested is not material to the condition (financial or otherwise) and operations of Borrower.  The charges, accruals, and reserves on the books of Borrower in respect of federal, state and local taxes for all fiscal periods to date are adequate in all material respects for Borrower, and Borrower does not know of any other unpaid assessment for additional federal, state or local taxes for any such fiscal period or of any basis therefore.

SECTION 4.5  Agreements.

A.  Borrower is not a party to any agreement, indenture, lease or instrument or subject to any charter or other organizational or entity governance restriction or any judgment, order, writ, injunction, decree, rule or regulation which is reasonably likely to materially and adversely affect the business, properties, assets, operations or condition (financial or otherwise) of Borrower.

B.  Borrower is not a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of any Borrower, any agreement relating thereto or any other contract or agreement which restricts or otherwise limits the incurring of the Indebtedness evidenced by each Note.

C.  Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party where the effect of such default is reasonably likely to materially and adversely affect the business, properties, assets or condition (financial or otherwise) of Borrower.

SECTION 4.6  Financial Statements.

A.  Borrower has submitted a financial statement which accurately represents the financial condition of Borrower as of the date thereof.

B.  Since the Statement Date there has been no material undisclosed adverse change in the actual or anticipated assets, liabilities, financial condition, business, operations, affairs or prospects (financial or otherwise) of Borrower from that set forth or reflected in the Financial Statement of Borrower.

SECTION 4.7  Litigation, Etc.  Except as disclosed in the Financial Statement, there are no undisclosed actions, contingent liabilities, proceedings or investigations pending or, to the knowledge of Borrower, threatened, against Borrower or affecting Borrower or any Subsidiary of Borrower, (or any basis therefore known to Borrower) which, either in any case or in the aggregate, might result in any material adverse change in the financial condition, business, prospects, affairs or operations of Borrower or in Borrower’s properties and assets, or in any material impairment of the right or ability of Borrower to carry on operations as now conducted or proposed to be conducted, or in any material liability on the part of Borrower, and none which questions the validity of this Agreement, each Note or any of the other Loan Documents or of any action taken or to be taken in connection with the transactions contemplated hereby or thereby.

Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

SECTION 4.8  Violation of Judicial or Governmental Orders, Laws, Ordinances or Regulations. Borrower has no notice of any violation of any court order or of any law, Governmental Regulation, ordinance, rule, order, code, or requirement of any Governmental Authority having jurisdiction over Borrower that may materially affect the business and operation of Borrower.

SECTION 4.9  Title to Assets.  Borrower has good and marketable title to the assets reflected in its Financial Statement, free and clear of all liens, mortgages, pledges, security interests, charges, title retention agreements, or other encumbrances of any kind, except as set forth in the Financial Statement.  As of the Closing Date, Borrower enjoys lawful, peaceful and undisturbed possession in all material respects to all permits, licenses, trade names, all trade marks, services marks and patents used or whose use is contemplated in and is material to the operation of the business of Borrower.

SECTION 4.10  Regulation U.  Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of such terms under Regulation U published by the Board of Governors of the Federal Reserve System.   No part of the proceeds of any Loan will be used for “purchasing” or “carrying” “margin stock” as so defined or for any purpose that violates, or that would be inconsistent with, the provisions of Regulation U published by the Board of Governors of the Federal Reserve System.

SECTION 4.11  No Outstanding Debt. Borrower has no outstanding Debt material to Borrower, except for: (i) the Loans; (ii) liabilities shown on its Financial Statement; and (iii) other obligations in the nature of trade payables incurred by Borrower in the ordinary course of business.

SECTION 4.12  Solvency.   As of the Closing Date, Borrower is solvent.

SECTION 4.13  Investment Companies Act.  Borrower is not an “investment company” or a company “controlled” by, or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” (as each of the quoted terms is defined or used in the Investment Company Act of 1940, 15 USC §80 et seq., as amended).  The making of each Loan by Lender, the application of the proceeds and repayment thereof by Borrower and the consummation of the transactions contemplated by this Agreement will not violate any provision of such act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

SECTION 4.14  Racketeer Influenced and Corrupt Organizations Act. Borrower has not ever been and is not now engaged, and will not knowingly engage, directly or indirectly, in any pattern of “racketeering activity” or in any “collection of any unlawful debt,” as each of the quoted terms or phrases is defined or used by the Racketeer Influenced and Corrupt Organization(s) Act of either the United States or the State of Florida, Title 18, United States Code, Section 1961 et. seg., and Chapter 895, Florida Statutes, respectively, as each act now exists or is hereafter amended (the “RICO Lien Acts”).

SECTION 4.15  ERISA Requirement.  Borrower has not incurred any material accumulated funding deficiency within the meaning of ERISA or incurred any material liability to the Pension Benefit Guaranty Corporation established under ERISA (or any successor thereto under ERISA) in connection with any employee pension benefit plan established or maintained by Borrower or by any person under common control with Borrower (within the meaning of Section 414(c) of the Internal Revenue Code of 1986, as amended, or of Section 4001 (b) of ERISA) , or in which employees of any of them are entitled to participate. No Reportable Event (as defined in ERISA) in connection with any such plan has occurred or is continuing.

Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

SECTION 4.16  Fair Labor Standards Act. Borrower has complied with, and will continue to comply with, in all material respects, the provisions of the Fair Labor Standards Act of 1938, 29 U.S.C. Section 200, et seq., as amended from time to time (the “FLSA”), including specifically, but without limitation, 29 U.S.C. Section 215(a).  This representation and warranty, shall constitute written assurance from Borrower, given as of the date hereof and as of the date of any reconfirmation, that Borrower has complied, in all material respects, with the requirements of the FLSA, in general, and 29 U.S.C. Section 215(a)(1) thereof, in particular.

SECTION 4.17  Occupational Safety Hazards Act.  Borrower has complied with, and will continue to comply with, in all material respects, the provisions of the Occupational Safety Hazards Act, 29 USC §651 et. seq. as amended from time to time (“OSHA”), including compliance with any Asbestos or Radon survey, notice or monitoring or abatement requirements.

SECTION 4.18  Securities And Exchange Commission Compliance.  Borrower has complied with, and will continue to comply with, all Federal Securities laws and all rules, regulations, and orders of the Securities And Exchange Commission, as amended from time to time.

SECTION 4.19  Regulatory Compliance. Borrower has in the past complied with and is presently complying in all material respects with all other laws and Governmental Regulations applicable to Borrower’s business.

SECTION 4.20  Usury.  The amounts to be received by Lender which are or which may be deemed to be interest under any of the Loan Documents or otherwise in connection with the transactions described herein constitute lawful interest and are not usurious or illegal under the laws of the State of Florida, and no aspect of the transaction contemplated by this Agreement is or will be usurious.

SECTION 4.21  Setoffs.  Borrower does not have, as of the date hereof, any defenses, counterclaims, or setoffs with respect to any sums outstanding under any Loan, or under any other loan or other agreement between Borrower and Lender.

SECTION 4.22  Disclosure and No Representation, Warranty or Document Untrue.  No representation or warranty made by Borrower contained herein, the Loan Documents, or in any certificate or other document furnished or to be furnished by Borrower pursuant hereto, or which will be made by Borrower from time to time in connection with the Loan Documents:

A.  contains or will contain any misrepresentation or untrue statement of fact, or

B.  omits or will omit to state any material fact necessary to make the statements therein not misleading, unless otherwise disclosed in writing to Lender.

There is no fact known to Borrower which materially and adversely affects, or which is reasonably likely in the future to materially and adversely affect, the business, assets, properties or condition, financial or otherwise, of Borrower, except as set forth or reflected in the Loan Documents or otherwise disclosed in writing to Lender.

Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

SECTION 4.23  Licenses, etc.  Borrower has obtained any and all licenses, permits, franchises, governmental authorizations, patents, trademarks, copyrights or other rights necessary for the ownership of its properties and the advantageous conduct of its business. Borrower possesses adequate licenses, patents, patent applications, copyrights, trademarks, trademark applications, and trade names to continue to conduct its business as heretofore conducted by it, without any conflict with the rights of any other person or entity. All of the foregoing are in full force and effect and none of the foregoing are in known conflict with the rights of others.

SECTION 4.24  Rate Management Agreements. Borrower represents, warrants and covenants that while any Rate Management Agreement shall at any time be in effect,

A.  Borrower has received and examined copies of each such Rate Management Agreement;

B.  Borrower will benefit from each such Rate Management Agreement; and

C.  Lender has no duty to determine whether any Rate Management Agreement, or any other transaction relating to or arising under any Rate Management Agreement, will be or has been entered into for purposes of hedging interest rate, currency exchange rate, or other risks arising in its businesses or affairs and not for purposes of speculation, or is otherwise inappropriate.

SECTION 4.25  Environmental. Borrower covenants, warrants and represents:

A.  That no Hazardous Materials have been or shall be discarded, dispersed, released, stored, treated, generated, disposed of, at the Real Estate Security, except as permitted by applicable law and regulation.

B.  There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or threatened against Borrower relating in any way to any Hazardous Materials or the violation of any Government Regulation relating thereto.

C.  In the event that any Hazardous Materials, are ever discarded, dispersed, released, stored, treated, generated, or disposed of at the Real Estate Security, Borrower will obtain all permits, licenses and other authorizations which are required under federal, state, local and foreign laws relating to pollution or protection of the environment or disposal of such wastes, including laws relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

SECTION 4.26 Subsidiaries and Partnerships.  Borrower has no subsidiaries except as set forth in its Financial Statement.

SECTION 4.27  Survival.  All of the representations and warranties set forth in this Agreement shall survive until all Indebtedness is satisfied in full.

Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

ARTICLE V
AFFIRMATIVE COVENANTS

Borrower covenants and agrees that, from the date of this Agreement until payment in full of all Indebtedness and termination of all present or future credit facilities established hereunder, unless Lender shall otherwise consent in writing which consent will not be unreasonably withheld, Borrower will fully comply with the following provisions:

SECTION 5.1  Financial Reports and Other Data.  Borrower shall deliver or cause to be delivered to Lender the following financial information:

A.  Annually, Borrower shall provide Lender with its certified public accountant prepared audited financial statements within 120 days of fiscal year end.

B.  Semi-Annually, Borrower shall provide Lender with internally prepared financial statements within 45 days of each calendar semi-annual period end.

C.  Upon written request by Lender, Borrower shall deliver to Lender any additional financial information with fifteen (15) days of request.

D.  Lender is hereby authorized to deliver a copy of any financial statements or any other information relating to the business, operations, or financial condition of Borrower which may be furnished to it or come to its attention pursuant to the Loan Documents or otherwise, to any participating lender, regulatory body or agency having jurisdiction over Lender or to any Person which shall, or shall have the right or obligation to, succeed to all or any part of Lender's interest in the Loan Documents.

SECTION 5.2  Payment of Indebtedness to Lender; Performance of Other Covenants; Payment of Other Obligations.

A.  Borrower will make full and timely payment of the principal and interest on each Note;

B.  Borrower will duly comply with all the terms and covenants contained in the Loan Documents; and

C.  Borrower will make full and timely payment of all other Indebtedness of Borrower to Lender, whether now existing or hereafter arising.

SECTION 5.3  Maintenance of Property.  Borrower will maintain its properties, including the Collateral, in good order and repair and, from time to time, make all needful and proper repairs, renewals, replacements, additions, and improvements thereto, so that the business carried on may be properly and advantageously conducted at all times in accordance with prudent business management.

SECTION 5.4  Right of Inspection; Discussions.  Borrower will permit any person designated by Lender, at Lender's expense, during normal business hours, and upon reasonable notice, to visit and inspect any of the properties, books, records, papers, and financial reports of Borrower, including the making of any copies thereof and abstracts therefrom, and to discuss Borrower’s affairs, finances, and accounts with Borrower’s agents, all at such reasonable times and as often as Lender may reasonably request.

Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

SECTION 5.5  Notices. Borrower will promptly give written notice to Lender of:

A.  The occurrence of any Event of Default or Potential Default hereunder or under any other obligation of Borrower to which this Agreement refers, in which case such notice shall specify the nature thereof, the period of existence thereof, and the action that Borrower proposes to take with respect thereto;

B.  The occurrence of any material casualty to any material facility or property of Borrower, or any force majeure (including, without limitation, any strike or other labor disturbance) materially affecting the operation or value of any such facility or property (specifying whether or not such casualty or force majeure is covered by insurance); and

C.  The commencement or incurrence of, or any material change in, the nature or status of any actual or potential litigation or any contingent liability in excess of $100,000.00, or any actual or potential dispute or proceeding, whether direct or contingent, that may involve a claim for damages, injunctive relief, enforcement, or other relief pending, being instituted, or threatened by, against or involving Borrower, or any attachment, levy, execution or other process being instituted by or against any assets of Borrower, which might impair the conduct of Borrower’s business, or might affect financially, or otherwise, Borrower’s business, operations, assets, properties, prospects, or condition in excess of $100,000.00

D.  All notices of defaults or matters which will or become defaults upon the expiration of applicable grace periods under any other agreement, contract, or lease with a third party, which Borrower receives from time to time.

SECTION 5.6  Payment of Taxes and Liens.  Borrower will promptly pay, or cause to be paid, all taxes, assessments and other governmental charges which may lawfully be levied or assessed:

A.  Upon the income or profits of Borrower;

B.  Upon any fee simple owned real property and all material leases and material personal property, belonging to Borrower, or upon any part thereof; or

C.  By reason of any lawful claims for labor, material and supplies which, if unpaid, might become a lien or charge against the property of Borrower.

Provided, however, Borrower shall not be required to pay any such tax, assessment, charge, levy, or claim so long as the validity thereof shall be actively contested in good faith by appropriate proceedings and Borrower shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy, or claim so contested; but provided further that any such tax, assessment, charge, levy, or claim shall be paid forthwith upon the commencement of proceedings to foreclose any lien securing the same and the failure to promptly thereafter bond off such lien within 30 days after the filing thereof.

SECTION 5.7  Insurance of Properties.  Borrower will keep the Collateral insured at all times by insurance companies reasonably acceptable to Lender against the risks for which provision for such insurance is usually made by other Persons engaged in a similar business similarly situated (including without limitation, insurance for fire, windstorm, flood, and other hazards, insurance against liability on account of damage to persons or property, business interruption insurance, and insurance under all applicable workman's compensation laws) and to the same extent thereto and carry such other types and amounts of insurance as usually carried by Persons engaged in the same or a similar business similarly situated, and upon request deliver to Lender a certificate from the insurer setting forth the nature of the risks covered by such insurance, the amount carried with respect to each risk, and the name of the insured.  Lender shall be named as an additional insured on all such policies.  The obligations of Borrower to provide insurance coverage may be further amplified under the terms and conditions of the Security Instruments.

Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

SECTION 5.8  Application of Insurance and other Proceeds.  Borrower shall comply with the requirements of the Security Instruments and Lender shall be entitled to exercise all of its rights to insurance proceeds, condemnation awards and other proceeds from the Personal Property as provided in the Security Instruments.

SECTION 5.9  True Books.  Borrower will keep proper and true books of record and account, reasonably satisfactory to Lender, in which full, true, and correct entries, in all material respects, will be made of Borrower’s dealings and transactions, and establish on Borrower’s books reasonable reserves, with respect to all taxes, assessments, charges, levies and claims, and with respect to Borrower’s business in general, and will include such reserves in any interim as well as year-end financial statements.

SECTION 5.10  Observance of Laws.  Borrower will timely file all applicable Federal and State income and personal property tax returns and timely remit the tax shown due thereunder or subsequently assessed to Borrower.  Borrower will conform to and duly observe all material laws, regulations, and other valid requirements of any Governmental Authority with respect to the conduct of its business and operations, except where the effect of any nonobservance would not have a material adverse effect on the business and operations of Borrower.

SECTION 5.11  Maintenance of Legal Existence, Compliance with Laws, etc.  Borrower shall at all times preserve and maintain in full force and effect its legal existence, powers, rights, licenses, permits and franchises in the jurisdiction of organization; continue to conduct and operate its business substantially as conducted and operated during the present and preceding calendar year; operate in full compliance with all applicable laws, statutes, regulations, certificates of authority and orders in respect of the conduct of its business; and qualify and remain qualified as a foreign organization in each jurisdiction in which such qualification is necessary or appropriate in view of its business and operations.

SECTION 5.12  Further Assurances.  Borrower will, at the sole cost of Borrower, and without expense to Lender, promptly upon the request of Lender:

A.  Correct any defect, error or omission which may be discovered in the contents of any Loan Document or in the execution or acknowledgment thereof;

B.  Execute, acknowledge, deliver and record or file such other and further instruments (including, without limitation, mortgages, deeds or trusts, security agreements, financing statements and specific assignments of rents or leases); and

C.  Do such further acts, in either case as may be necessary, desirable or proper in Lender's opinion to carry out more effectively the purposes of the Loan Documents.

Borrower hereby appoints Lender as its attorney-in-fact, coupled with an interest, to take the above actions and to perform such obligations on behalf of Borrower, at Borrower’s sole expense, if Borrower fails to comply with its obligations under this paragraph.

Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

SECTION 5.13  Deposit Accounts.  Borrower agrees to maintain its principal deposit accounts with Lender, including business, treasury management, operating and administrative deposit accounts.

SECTION 5.14 Financial Covenants.  Borrower shall maintain a Fixed Charge Coverage Ratio of no less than 1:25 to 1.00 which shall be tested annually at calendar year end based on Borrower’s certified public accountant prepared audited financial statements.

SECTION 5.15 Notification of Change of Name or Business Location.  Borrower shall comply with all Security Instruments regarding changes in Borrower name and shall notify Lender of any change in the name of Borrower undertaken in accordance with such Security Instruments and of any change of the location of any Place of Business and the office where the records of Borrower are kept, and, in such case, shall execute such documents as Lender may reasonably request to reflect said change of name or change of location, as the case may be; provided, however, the Principal Place of Business of Borrower and the office where the records of Borrower are kept may not be changed without the prior written consent of Lender.

SECTION 5.16  Environmental Compliance.

A.  Borrower will not use, generate, manufacture, produce, store, release, discharge or dispose of on, under or about any of the Real Estate Security or transport to or from any of the Real Estate Security any Hazardous Substance or allow any other person or entity to do so, except those which are used in accordance with applicable Environmental Laws and with all required permits and approvals and consistent with legal activities on the Real Estate Security.  Borrower agrees to keep and maintain all the Real Estate Security in compliance with and shall not cause or permit any of the Real Estate Security to be in violation of any Environmental Laws; and

B.  Borrower will give prompt written notice to Lender of the following: (i) any proceeding or inquiry by any Governmental Authority (including, without limitation, the Florida Department of Environmental Protection or any local health department) with respect to the presence of any Hazardous Substance on the Real Estate Security or the migration thereof from or to other lands; (ii) all claims made or threatened by any third party against Borrower or the Real Estate Security relating to any loss or injury resulting from any Hazardous Substance; and (iii) Borrower’s discovery of any occurrence or condition on any lands adjoining or in the vicinity of the Real Estate Security that could cause the Real Estate Security or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Real Estate Security under any Environmental Laws or any regulation adopted in accordance therewith, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Real Estate Security under any Environmental Laws.

C.  Borrower shall indemnify and hold Lender harmless from and against any and all damages, penalties, fines, claims, liens, suits, liabilities, costs (including clean-up costs), judgments and expenses (including attorneys', consultants' or experts' fees and expenses) of every kind and nature suffered by or asserted against Lender as a direct or indirect result of: (i) any warranty or representation made by Borrower in Section 4.25 being false or untrue in any material respect; (ii) the past, present or future failure by Borrower, or any of  Borrower’s predecessors in title, to comply with local, State and Federal laws and permits regulating the use, handling, storage, transportation, or disposal of hazardous materials, toxic materials, or other environmentally regulated materials; or (iii) any requirement under any law, regulation or ordinance, local, state or federal, which requires the elimination or removal of any hazardous materials, substances, wastes or other environmentally regulated substances from the Real Estate Security.  Borrower’s obligations hereunder to Lender shall not be limited to any extent by the term of any Note, and, as to any act, occurrence, or claim made prior to payment in full and satisfaction of each Note which gives rise to liability hereunder, Borrower’s obligations hereunder shall continue, survive and remain in full force and effect notwithstanding payment in full and satisfaction of each Note and any Security Instrument or foreclosure under any Security Instrument, or delivery of a deed or bill of sale in lieu of foreclosure.  Upon an Event of Default under this Agreement, Lender may conduct such inspections of the Real Estate Security as Lender deems appropriate to insure compliance with this Agreement and Borrower shall hold Lender harmless from all costs associated with such inspections and Borrower shall grant Lender or its agents full access to the Real Estate Security to conduct such investigations.

Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

SECTION 5.17 Other Amounts Deemed Loans. If Borrower  fails to pay any tax, assessment, governmental charge or levy or to maintain insurance within the time permitted or required by this Agreement, or to discharge any lien prohibited hereby, or to comply with any other Indebtedness, Lender may, but shall not be obligated to, pay, satisfy, discharge or bond the same for the account of Borrower, and to the extent permitted by law and at the option of Lender, all monies so paid by Lender on behalf of Borrower shall be deemed Indebtedness.

SECTION 5.18 Indemnity.  In addition to the indemnity by Borrower for any environmental matters set forth in this Agreement or any other Loan Documents, Borrower shall indemnify, defend and hold harmless Lender from and against, and reimburse Lender for, all claims, demands, liabilities, losses, damages, judgments, penalties, Costs and expenses, which may be imposed upon, asserted against or incurred or paid by Lender by reason of, on account of or in connection with any claim or damage occurring in, upon or in the vicinity of the Collateral through any cause whatsoever, or asserted against Lender on account of any act performed or omitted to be performed under the Loan Documents or on account of any transaction arising out of or in any way connected with the Collateral or the Loan Documents.

ARTICLE VI
NEGATIVE COVENANTS

Borrower covenants and agrees that, from the date of this Agreement until payment in full of the Indebtedness and all advances hereunder and of all other present or future indebtedness hereunder and termination of all present or future credit facilities established for Borrower’s benefit, unless Lender shall otherwise consent in writing, Borrower will fully comply with the following provisions:

SECTION 6.1  Limitations of Liens, Etc.  Borrower shall not:

A.  Convey, assign, sell, lease, mortgage, encumber, pledge, dispose of, hypothecate, grant a security interest in, grant options with respect to, or otherwise dispose of (directly or indirectly or by operation of law or otherwise, of record or not) all or any, part of the legal or beneficial interest in any part or all of the Collateral, except for the interests of Lender under the Security Instruments and except for those leases of the Real Estate Security and sales of Personal Property conducted in the ordinary course of Borrower’s business.

B.  Sell, assign or otherwise dispose of (whether or not of record or for consideration or not), or permit the sale, assignment or other disposition of, other the assets of Borrower other than sales in the ordinary course of business or to repay loans disclosed in the financial statements contained in its public filings with the Securities and Exchange Commission; .

Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

SECTION 6.2  Limitations on Guaranties.  Borrower shall not directly or indirectly, guarantee, assume, endorse, become a surety or accommodation party for, or otherwise in any way extend credit or become responsible for or remain liable or contingently liable in connection with any indebtedness or other obligations of any other Person, except guaranties and endorsements made in connection with the deposit of negotiable instruments and other items for collection and credit extended to Borrower in the ordinary course of business.

SECTION 6.3  Transfer of Assets; Merger.  Borrower shall not: consolidate with or merge into any other Person; permit another Person to merge into Borrower; dissolve or take or omit to take any action which would result in Borrower’s dissolution; allow Borrower to acquire all or substantially all the properties or assets of any other Person; allow Borrower enter into any arrangement, directly or indirectly, with any Person whereby Borrower shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred.  The above notwithstanding, Borrower may migrate to Delaware, through the conversion process, and acquire other entities in the food business upon approval of its board of directors.

SECTION 6.4  Loan.  Borrower shall not directly or indirectly, make a loan or advance to any Person in which Borrower is the lender, except in the ordinary course of business.

SECTION 6.5  Character of Business.  Borrower shall not change the general character of the business as conducted at the date hereof, nor engage in any type of business not reasonably related to its business as presently conducted.

SECTION 6.6  Suspension of Business.  Borrower shall not liquidate, suspend, dissolve or cease operations during the term of any Loan.

SECTION 6.7  Additional Debt.  Borrower shall not incur, create, assume or permit to exist any new Debt other than the indebtedness represented by Loans except additional Debt to the Lender and new Debt not to exceed $75,000.00 on an annual basis;

ARTICLE VII
EVENTS OF DEFAULT

The following shall be considered an Event of Default:

SECTION 7.1  Monetary Default.  If Borrower shall default in any payment of the principal of or interest on any Note on the Due Date, whether at maturity, by acceleration at the discretion of Lender or otherwise and any applicable notice and cure periods have expired;

SECTION 7.2  Third Party Default.  If Borrower shall suffer a default in the performance under any agreement with any other Person, other than Lender where such default involves a contractual liability of Borrower in excess of $100,000.00 and such default is not cured within any applicable notice and cure period under such agreement;

SECTION 7.3  Misrepresentation.  If any representation or warranty made in writing by or on behalf of Borrower, in this Agreement or in any other Loan Document, shall prove to have been false or incorrect in any material respect on the date as of which made or reaffirmed;

Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

SECTION 7.4  Dissolution.  If any order, judgment, or decree is entered in any proceedings against Borrower decreeing the dissolution of Borrower.

SECTION 7.5  Bankruptcy, Failure to Pay Debts, etc.  If Borrower shall admit in writing its inability, or be generally unable, to pay its debts as they become due or shall make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for Borrower or a substantial part of Borrower’s assets, or shall commence any proceeding under any Debtor Relief Law or other bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against Borrower, in which an order for relief is entered or which remains undismissed for a period of thirty (30) days or more, or Borrower by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application, or proceeding or order for relief for the appointment of a custodian, receiver or any trustee for Borrower or any substantial part of any of its properties, or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more.

SECTION 7.6  Fraudulent Conveyance. If Borrower shall conceal, remove, or permit to be concealed or removed, any part of its properties, with intent to hinder, delay or defraud its creditors or any of them, or make or suffer a transfer of any of its properties which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, or shall have made any transfer of its properties to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or shall have suffered or permitted, while insolvent, any creditor to obtain a lien upon any of its properties through legal proceedings or distraint which is not vacated within thirty (30) days from the date thereof.

SECTION 7.7  Final Judgment.  If a final judgment for the payment of money in excess of $100,000.00 shall be rendered against Borrower, and the same shall remain undischarged or shall not be bonded off to the satisfaction of Lender for a period of thirty (30) consecutive days after entry thereof, during which the execution shall not be effectively stayed.

SECTION 7.8  Impairment of Security.  If any Security Instrument, agreement, or other instrument given to Lender to evidence or secure the payment and performance of the Indebtedness hereunder shall be revoked by Borrower or shall cease to be in full force and effect, or the protection or security interest afforded Lender in any portion of the Collateral secured thereby is unperfected or impaired for any reason; or Borrower shall default in any material respect in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under any Security Instrument and such default shall not have been cured or waived in any applicable grace period contained therein; or any representation or warranty of Borrower made in any Security Instrument shall be false in any material respect on the date as of which made; or for any reason (except for acts or omissions of Lender) Lender shall fail to have a valid, perfected and enforceable Security Interest lien in the Collateral (or any of them) as required under this Agreement or if Borrower shall contest in any manner that any Security Instrument constitutes its valid and enforceable agreement or Borrower shall assert in any manner that it has no further obligation or liability under any Loan Document.

SECTION 7.9  Cross-Default. It there is a default under any other loan or other agreement between Borrower and Lender or any Lender Affiliate.

Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

SECTION 7.10 Levy on Assets.  If there is a levy or execution on any of the assets of Borrower.

SECTION 7.11  Condemnation.  If any of the Real Estate Security, or any material part thereof, is condemned or taken by right of eminent domain or other public authority.

SECTION 7.12 Non-Monetary Default under the Agreement.  If Borrower shall default in the performance or compliance with any of the terms, conditions, covenants or agreements contained in this Agreement (other than that set forth in Sections 7.1, 7.3, 7.4, 7.5, 7.6, 7.7, 7.9, 7.10, or 7.11 herein), including the failure to timely provide financial information required by this Agreement, which remains uncured for a period of thirty (30) days from the date written notice is delivered by Lender to Borrower.

ARTICLE VIII
REMEDIES

Upon the occurrence or continuing of any Event of Default, Lender shall have and may exercise any or all of the rights set forth herein (provided, however, Lender shall be under no duty or obligation to do so):

SECTION 8.1  Acceleration.  To declare the obligations evidenced by each Note and all other Indebtedness to be forthwith due and payable, whereupon each Note and all other Indebtedness shall become forthwith due and payable, both as to principal and interest, without presentment, demand, protest or any other notice or grace period of any kind, all of which are hereby expressly waived, anything contained herein or in any Note or in such other Indebtedness to the contrary notwithstanding, and, upon such acceleration, the unpaid principal balance and accrued interest upon the  Note shall from and after such date of acceleration bear interest at the Default Rate.

SECTION 8.2  Adjust Interest Rate.  If any payment is not paid when due (whether by acceleration or otherwise) or within 10 days thereafter, Borrower agrees to pay to Lender a late payment fee of 5% of the payment amount, with a minimum fee of $20.00.  After an Event of Default, Borrower agrees to pay to Lender a fixed charge of $25.00, and in the alternative, Borrower agrees that Lender may, without notice, increase the Interest Rate by three percentage points (3%), whichever is greater unless Lender exercises its right to accelerate the balance of the Note, in which event the Interest Rate shall accrued at the Default Rate.   Lender may impose a non-sufficient funds fee for any check that is presented for payment that is returned for any reason.  In addition, following an Event of Default, Lender may charge such loan documentation fees as may be reasonably determined by the Lender.

SECTION 8.3  Right of Setoff.  To exercise any rights of setoff granted by law or under this Agreement or the Loan Documents without notice to Borrower.

SECTION 8.4  Uniform Commercial Code. To exercise from time to time any and all rights and remedies of a secured creditor under the UCC and any and all rights and remedies available to it under any other applicable law.

SECTION 8.5  Foreclosure.  Foreclose any Security Instrument by instituting a foreclosure suit in any court having jurisdiction thereof.

Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

SECTION 8.6  Other Rights.  To exercise such other rights as may be permitted under any of the Loan Documents or applicable law.

SECTION 8.7  Cure of Defaults.  Cure any Event of Default without releasing Borrower from any obligation hereunder or under the Loan Documents.  In connection with exercising its right to cure an Event of Default, Lender may enter upon any Place of Business and do such acts and things as Lender deems necessary or desirable to protect the collateral pledged under any Security Instrument, including, without limitation: (i) paying, purchasing, contesting or compromising any encumbrance, charge, lien, claim of lien, tax, assessment, fine, lease payment or other imposition; (ii) paying any insurance premiums; and (iii) employing counsel, accountants, and other appropriate persons to assist Lender in the foregoing.

SECTION 8.8  Receiver.  Secure the appointment of a receiver or receivers, as a matter of right for the Real Estate Security and Borrower’s operations, whether such receivership is incident to a proposed sale of the Real Estate Security or otherwise, and without regard to the value of the Real Estate Security or the solvency of Borrower.  Borrower hereby consents to the appointment of such receiver or receivers, waives any and all defenses to such appointment and agrees not to oppose any application therefore by Lender.  The appointment of such receiver, trustee or other appointee by virtue of any court, order or laws shall not impair or in any manner prejudice the rights of Lender to receive payment of the income pursuant to any lease assignment; the receiver shall be appointed to take charge of, manage, preserve, protect, and operate the Collateral; collect all income, including rents; sell Collateral and collect the proceeds therefrom; make all necessary and needed repairs; pay all taxes, rent, assessments and insurance premiums and all other costs incurred in connection with the operation of  the Collateral; and after payment of the expenses of the receivership, including Costs of Lender, if any, to apply all net proceeds derived therefrom in the reduction of the Indebtedness in such manner as the court shall direct.  All Costs, expenses, fees and compensation incurred pursuant to any such receivership shall also be secured by the lien of the Security Instruments until paid.  The receiver, personally or through Lender, may exclude Borrower wholly from the Real Estate Security and have, hold, use, operate, manage and control the Real Estate Security and may, in the name of Borrower, exercise all of Borrower’s rights and powers to maintain, construct, operate, restore, insure, and keep insured the Real Estate Security in such manner as such receiver shall deem appropriate.

SECTION 8.9  Other Security.  Lender may proceed to realize upon any and all other security for each Note in such order as Lender may elect; and no such action, suit, proceeding, judgment, levy, execution or other process shall constitute an election of remedies by Lender or shall in any manner alter, diminish or impair the lien and security interest created by the Security Instruments, unless and until each Note is paid in full.

Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

SECTION 8.10  Collect Income.  Following the occurrence of an Event of Default, if Lender shall be entitled to collect and receive all income from the Real Estate Security without the appointment of a receiver, which shall for all purposes constitute property of Lender, and after deducting the expenses of conducting the business thereof and of all maintenance, repairs, renewals, replacements, alterations, additions, betterment’s and improvements and amounts necessary to pay for taxes, assessments, insurance and prior or other profit charges upon the Real Estate Security or any part thereof, as well as just and reasonable compensation for the services of Lender and all attorneys, agents, clerks, servants and other employees properly engaged by Lender, Lender shall apply the money received, first to the payment of Costs, then to the outstanding Notes in such order as Lender may determine in its absolute discretion.

SECTION 8.11  No Waiver.  The failure of Lender to exercise any of its rights granted hereunder shall not be deemed a waiver thereof nor shall Lender be estopped from asserting such rights for any subsequent defaults.  The remedies provided herein are cumulative and are not exclusive to any remedies that Lender may otherwise be provided by law or any Loan Documents.
ARTICLE IX
MISCELLANEOUS

SECTION 9.1  Amendments, etc.  No amendment, modification, termination or waiver of any provision of this Agreement, any Note or the other Loan Documents, nor consent to any departure by Borrower, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in specific instance and for the specific purpose for which given.

SECTION 9.2  Applicable Law.  This Agreement and each of the Loan Documents and transactions contemplated herein (unless specifically stipulated to the contrary in such document) shall be governed by and interpreted in accordance with the laws of the State of Florida.

SECTION 9.3  Addresses for Notices, etc.  All notices, requests, demands and other communications provided for hereunder shall, until otherwise changed pursuant to this Agreement be given at the following addresses:
If to Borrower:
28411 Race Track Rd, Bonita Springs, Lee County, Florida
If to Lender:
999 Vanderbilt Beach Road7th Floor Naples, FL 34108
Any notice required or permitted under this contract shall be in writing, shall be sent to the party to such party’s address or fax number, if any, set forth above, and shall be given by any method set forth in the following table:

Method of Delivery	Notice is deemed given:	Notice is deemed received:
Personal delivery	Upon the actual date of delivery	On the actual date of delivery
U.S. certified or registered mail, return receipt requested, postage prepaid	On the date deposited in the U.S. mail	On the third business day after the date deposited in the U.S. mail
A nationally recognized commercial courier, such as Federal Express or United Parcel Service, for next business day delivery	On the date deposited with the commercial courier	On the next business day after the date deposited with the commercial courier
Facsimile transmittal	On the date of facsimile transmittal if transmission is completed before 5pm, if not, then on the next succeeding business day	On the date of facsimile transmittal if transmission is completed before 5pm, if not, then on the next succeeding business day

Notwithstanding the date that each notice is deemed to be given, the time period, if any, in which a response to any notice must be given shall commence to run from the date the notice is deemed received by the recipient of the notice.  Any party may, at any time by giving five (5) days prior written notice to the other party or parties hereto, change its address or fax number of record to which notices under this contract shall be given and may designate other parties to whom copies of all notices hereunder shall be sent.

Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

SECTION 9.4  Electronic Transmission of Data. Lender and Borrower agree that certain data related to the Loans (including confidential information, documents, applications and reports) may be transmitted electronically, including transmission over the Internet.  This data may be transmitted to, received from or circulated among agents and representatives of Borrower and/or Lender and their affiliates and other Persons involved with the subject matter of this Agreement.  Borrower acknowledges and agrees that (a) there are risks associated with the use of electronic transmission and that Lender does not control the method of transmittal or service providers, (b) Lender has no obligation or responsibility whatsoever and assumes no duty or obligation for the security, receipt or third party interception of any such transmission, and (c) Borrower releases, hold harmless and indemnifies Lender from any claim, damage or loss, including that arising in whole or part from Lender’s strict liability or sole, comparative or contributory negligence, which is related to the electronic transmission of data.

SECTION 9.5  Actions and Process. Any legal action or proceeding against Borrower with respect to this Agreement may be brought in such of the courts of competent jurisdiction of the state or federal courts located in Lee County, Florida as Lender or its successors and assigns, as the case may be, may elect, and, by execution and delivery of this Agreement, Borrower irrevocably submits to the nonexclusive jurisdiction of such courts for purposes of legal actions and proceedings hereunder and, in case of any such legal action or proceeding brought in the above-named Florida courts.  If it becomes necessary for the purpose of service of process out of any such courts, Borrower shall take all such action as may be required to authorize a special agent to receive, for and on behalf of it, service of process in any such legal action or proceeding, and shall take all such action as may be necessary to continue said appointment in full force and effect so that Borrower will at all times have an agent for service of process for the above purposes available in Lee County, Florida.  To the extent permitted by law, a final judgment (a copy certified by the court that has rendered the judgment shall be conclusive evidence of the fact and of the amount of any indebtedness of Borrower to Lender) against Borrower in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on an unsatisfied judgment.  To the extent that Borrower has or hereafter may acquire any immunity from jurisdiction of any of the above-named courts or from any legal process therein, Borrower hereby irrevocably waives such immunity, and Borrower hereby irrevocably waives and agrees not to assert by way of motion, as a defense, or otherwise, in any legal action or proceeding brought hereunder in any of the above-named courts, (i) the defense of immunity, (ii) any claim that it is not personally subject to the jurisdiction of the above-named courts by reason of immunity or otherwise, (iii) that it or any of its property is immune from the above described legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, or otherwise), or (iv) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Agreement may not be enforced in or by such courts.  Nothing in these provisions shall limit any right of Lender to bring actions, suits or proceedings in the courts of any other jurisdiction.  Borrower expressly acknowledges that the foregoing waiver is intended to be irrevocable under the laws of the State of Florida and of the United States of America.

SECTION 9.6  Survival of Representations and Warranties.  All representations, warranties, covenants and agreements contained herein or made in writing by Borrower in connection herewith shall survive the execution and delivery of this Agreement, each Note and the other Loan Documents and be true and correct during the term of each Loan.

Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

SECTION 9.7  Time of the Essence.  Time is of the essence of this Agreement, each Note and the other Loan Documents,

SECTION 9.8  Headings.  The headings in this Agreement are intended to be for convenience of reference only, and shall not define or limit the scope extent or intent or otherwise affect the meaning of any portion hereof.

SECTION 9.9  Severability.  In case any one or more of the provisions contained in this Agreement, any Note or the other Loan Documents shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not affect any other provision of this Agreement, any Note or the other Loan Documents, but this Agreement, each Note and the other Loan Documents shall be construed as if such invalid or illegal or unenforceable provision had never been contained therein; provided, however, in the event said matter would be in the reasonable opinion of Lender adversely affect the rights of Lender under any or all of the Loan Documents, the same shall be an Event of Default.

SECTION 9.10  Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

SECTION 9.11 Conflict.  In the event any conflict arises between the terms of this Agreement and the terms of any other Loan Document, the terms of this Agreement shall govern in all instances of such conflict.

SECTION 9.12  Term.  The term of this Agreement shall be for such period of time until all Indebtedness has been paid to Lender in full.  At such time, Lender shall mark all the Loan Documents “Cancelled” and return them to Borrower.

SECTION 9.13  Expenses.  Borrower agrees, whether or not the transactions hereby contemplated shall be consummated, to pay and save Lender harmless against liability for the payment of documentary stamp taxes, intangible tax, all out-of-pocket expenses arising in connection with this transaction and all taxes, together in each case with interest and penalties, if any, which may be payable in respect of the execution, delivery and performance of this Agreement or the execution, delivery, acquisition and performance of the Note (including any renewal, extension, substitution or replacement thereof) issued under or pursuant to this Agreements (excepting only any tax on or measured by net income of Lender determined substantially in the same manner, other than the rate of tax, as net income is presently determined under the Federal Internal Revenue Code), all printing costs and the reasonable fees and expenses of any special counsel to Lender in connection with this Agreement and any subsequent modification thereof or consent thereunder.  The obligations of Borrower under this Section 9.13 shall survive payment of each Note.

Should Lender be required to under take any action to enforce the terms and provisions of this Agreement, or any other Loan Document, or the rights and duties of Borrower in relation thereto, Lender shall be entitled to recover all of its Costs incurred in connection therewith, including a reasonable sum as and for its attorneys’ fees.

SECTION 9.14  Successors and Assigns. All covenants and agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not; provided, however, this clause shall not by itself authorize any delegation of duties by Borrower or any other assignment which may be prohibited by the terms and conditions of this Agreement.  Lender reserves the right to assign any Loan or to participate any Loan.

Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

SECTION 9.15  No Third Party Beneficiaries.  The parties intend that this Agreement is solely for their benefit and no Person not a party hereto shall have any rights or privileges under this Agreement whatsoever either as the third party beneficiary or otherwise.

SECTION 9.16  No Waiver.  No failure or delay on the part of Lender in exercising any right, power or remedy hereunder, or under any Note or the other Loan Documents, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or thereunder.  In the event Lender determines, in its sole discretion, to waive any covenant or obligation or Event of Default under any Loan Document, Lender may charge a fee for doing so.

SECTION 9.17  Entire Agreement and Final Agreement. Except as otherwise expressly provided, this Agreement and the other Loan Documents embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof.  By signing this document each party represents and agrees that:

A.  The written loan agreement represents the final agreement between the parties;

B.  There are no unwritten oral agreements between the parties; and

C.  This Agreement may not be contradicted by evidence of any prior, contemporaneous, or subsequent oral agreements or understandings of the parties.

SECTION 9.18  Waiver of Special Damage Claims. No claim may be made by Borrower against Lender, any of its affiliates, participants or their respective directors, officers, employees, attorneys for any special, indirect or consequential damages (“Special Damages”) in respect of any breach or wrongful conduct (whether the claim therefore is based on contract, tort or duty imposed by law) in connection with, arising out of, or in any way related to the transactions contemplated or relationship established by this Agreement, or an act, omission or event occurring in connection herewith or therewith; and Borrower hereby waives, releases and agrees not to sue upon any such claim for Special Damages whether or not accrued and whether or not known or suspected to exist in its favor.

           SECTION 9.19  USA Patriot Act Notice. Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), Lender is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Patriot Act.

Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

SECTION 9.20  Waiver of Jury Trial.  THE PARTIES HEREBY WAIVE ANY RIGHT TO DEMAND A JURY TRIAL WITH REGARD TO ANY ISSUES ARISING OUT OF THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS RELATED TO THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

Signed Sealed and Delivered in the
Presence of:
Witness as to Borrower	Innovative Food Holdings, Inc., a Florida corporation By: ___________ is __________________
Witness as to Borrower

Witness as to Lender Witness as to Lender	Lender:
Fifth Third Bank, an Ohio banking corporation,

By: ______________________________
Timothy J. Reiter, Vice President

Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

Exhibit A

Lot 3 of GREYHOUND COMMERCE PARK, according to the plat thereof as recorded in Plat Book 66, Page 21, of the Public Records of Lee County, Florida.

Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation